EX-23.1

                         CONSENT OF ACCOUNTANT

                          George  Brenner, CPA
                       A Professional Corporation
                   10680 West Pico Boulevard, Suite 260
                     Los Angeles, California 90064
                  (310) 202-6445 - Fax (310) 202-6494


July 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Synthetic Turf Corporation of America - Form S-8 POS

Dear Sir/Madame:

As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 POS of my report dated March 4, 2004 in Synthetic Turf
Corporation of America's amended Form 10-KSB for the fiscal year ended December 31, 2003 and to all references to my firm included in this Registration Statement.

Sincerely,


/s/  George Brenner, CPA
George Brenner, CPA